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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                  July 2, 2004
                Date of Report (Date of earliest event reported)

                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                         04-1933106
(State of incorporation)                    (I.R.S. Employer Identification No.)

              941 Grinnell Street, Fall River, Massachusetts 02721
                    (Address of principal executive offices)

                                 (508) 678-1951
              (Registrant's telephone number, including area code)





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Item 2. Acquisition or Disposition of Assets

On July 2, 2004, Quaker Fabric Corporation (the "Company" and the "Registrant") issued a press release in which it announced that Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of the Company, had entered into a purchase and sale agreement to acquire for $21.0 million or to lease a 600,000 square foot, single story industrial building located on 33.6 acres of land in Fall River, Massachusetts. The Company anticipates that it will utilize an unsecured credit facility that it maintains with Bank of America as the initial source of the funds to complete the transaction, but that it will also review alternative financing strategies, which may include the designation of an unrelated third party to take title to the property which would then be leased to Quaker. The building was previously used for textile manufacturing and warehousing operations and the Company intends that Quaker will continue such use.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Registrant's Press Release dated July 2, 2004.

99.2 Purchase and Sale Agreement dated July 2, 2004.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           QUAKER FABRIC CORPORATION


Date: July 2, 2004                         By: /s/ Paul J. Kelly
                                               ---------------------------------
                                               Vice President - Finance
                                               and Treasurer